                                                                    EXHIBIT 99.1

FOR IMMEDIATE DISTRIBUTION

CONTACT: Corporate Communications           Investor Relations
         404-715-2554                       404-715-6679



             DELTA AIR LINES REPORTS SEPTEMBER 2004 QUARTER RESULTS


ATLANTA, Oct. 20, 2004 - Delta Air Lines (NYSE: DAL) today reported results for the quarter ended Sept. 30, 2004, and other significant news. The key points are, Delta:

o       REPORTS A THIRD QUARTER NET LOSS OF $646 MILLION, OR $5.16 LOSS PER
        SHARE.

o EXCLUDING NON-CASH CHARGES DESCRIBED BELOW, REPORTS A THIRD QUARTER NET LOSS OF $592 MILLION, OR $4.73 LOSS PER SHARE.

o       ENDS QUARTER WITH $1.45 BILLION IN UNRESTRICTED CASH.

        Delta Air Lines reported a net loss of $646 million and a loss per share of $5.16 for the September 2004 quarter. For the September 2003 quarter, Delta reported a net loss of $164 million and a loss per share of $1.36. Excluding the non-cash charges described below, the September 2004 quarter net loss and loss per share were $592 million and $4.73, respectively.1 In the September 2003 quarter, Delta reported a net loss of $172 million and a loss per share of $1.43, excluding the unusual items described below. As announced previously, Delta no longer records income tax benefits related to current period operations. This change was effective in the June 2004 quarter and will continue for the foreseeable future.

        "Last month we outlined the key elements of Delta's transformation plan which targets $1 billion in annual pilot cost savings, as well as participation from Delta's other stakeholders," said Gerald Grinstein, Delta's chief executive officer. "As Delta's financial situation continues to deteriorate, time is of the essence."

FINANCIAL PERFORMANCE

        September 2004 quarter operating revenues increased 5.9 percent, while passenger unit revenues decreased 3.7 percent, compared to the September 2003 quarter. Continued weak domestic yields, down 5.9 percent as compared to the prior-year quarter, drove the decline in passenger unit revenues. Four major hurricanes impacted a significant portion of Delta's Southeastern operations during the quarter, resulting in an estimated revenue loss of approximately $50 million.

        The load factor for the September 2004 quarter was 77.7 percent, a 1.0 point increase as compared to the September 2003 quarter. Consolidated system capacity was up 9.0 percent and Mainline capacity rose 8.7 percent from the prior-year quarter. These increases were primarily driven by the restoration of capacity that was reduced in 2003 as a result of the war in Iraq. Detailed traffic, capacity, load factor, yield and passenger unit revenue information is provided in Table 1 below.

        Operating expenses for the September 2004 quarter increased 14.9 percent from the September 2003 quarter and consolidated system unit costs increased 5.4 percent. Fuel expense was the primary driver of the increase, rising 63.1 percent, or $304 million, with over 88 percent of the increase resulting from higher fuel prices. For the full year 2004, Delta expects its fuel costs to exceed the prior year levels by $950 million with $820 million of the increase driven by higher fuel prices.

        Excluding the non-cash charges described below, operating expenses for the September 2004 quarter increased 13.4 percent, consolidated system unit costs increased 4.1 percent and Mainline unit costs increased 3.1 percent from the September 2003 quarter. Excluding these charges, fuel price neutralized unit costs2,3 for the consolidated system decreased 2.5 percent and Mainline fuel price neutralized unit costs decreased 3.7 percent.

        "A combination of record high fuel prices and the weak domestic yield environment has materially impacted our financial results," said Michael J. Palumbo, Delta's executive vice president and chief financial officer. "This further demonstrates the urgent need for us to achieve our targeted benefits through our transformation plan."

        As disclosed in the March 2004 quarter, Delta settled all of its fuel hedge contracts in February 2004, prior to their scheduled settlement dates, resulting in a deferred gain of $82 million. In the September 2004 quarter, Delta recognized a reduction in fuel expenses of $23.5 million, which represents a portion of this deferred gain. Giving effect to this deferred gain, Delta's average total fuel price for the quarter was $1.20 per gallon.

        At Sept. 30, 2004, Delta had $1.77 billion in cash, of which $1.45 billion was unrestricted. Capital expenditures for the quarter were approximately $270 million, including $155 million for aircraft. Subsequent to Sept. 30, Delta contributed its remaining 2004 funding obligation of $44 million to its defined benefit pension plan for pilots (Pilot Plan), and completed the sale of eight MD-11 aircraft and four spare engines for $227 million.

TRANSFORMATION PLAN

        While Delta has continued to make progress on its Profit Improvement Initiatives begun in 2002, the company needs substantial further reductions to its cost structure in order to achieve viability. The company completed an extensive strategic review through which it derived its transformation plan, announced on Sept. 8, 2004.

        The transformation plan combined with the Profit Improvement Initiatives is intended to deliver approximately $5 billion in annual benefits by 2006, as compared to 2002, while at the same time improving the service offered to Delta's customers. The plan calls for participation from the company's key stakeholders, such as creditors, lessors, vendors, employees and shareowners. It should be noted that even if Delta is successful in achieving the targeted benefits from its transformation plan, the company will still have substantial liquidity needs in 2005.

        In connection with its transformation plan, Delta expects to record significant one-time adjustments in the December 2004 quarter. These adjustments relate to, among other things, (1) a gain from the elimination of the subsidy it offers for retiree and survivor healthcare coverage and (2) charges from voluntary and involuntary employee reduction programs. Delta cannot reasonably estimate the net impact of these adjustments at this time.

         For additional details about Delta's transformation plan and 2005 liquidity needs, please see the company's Form 8-K filed on Oct. 15, 2004.

EXPLANATION OF NON-CASH CHARGES AND UNUSUAL ITEMS


September 2004 Quarter Non-cash Charges
---------------------------------------

        In the September 2004 quarter, Delta recorded two non-cash charges totaling $54 million. These charges are described below:

        (1) A $40 million asset impairment charge associated with our agreement to sell eight MD-11 aircraft. This charge is recorded in accordance with Statement of Financial Accounting Standards (SFAS) No. 144. 4

        (2) A $14 million settlement charge related to the company's Pilot Plan. This charge relates to the lump sum distributions under the Pilot Plan for 61 pilots who retired. As a result of the lump sum distributions, Delta must accelerate the recognition of actuarial losses in accordance with SFAS 88. 5 Delta expects to record a settlement charge in the December 2004 quarter that is greater than the settlement charge recorded in the September 2004 quarter.


September 2003 Quarter Unusual Items
------------------------------------

        In the September 2003 quarter, Delta recorded a $9 million gain, net of tax, from the extinguishment of debt and a $1 million charge, net of tax, related to derivative and hedging activities accounted for under SFAS 133.


Consolidated Statements of Operations
-------------------------------------

        The attached Consolidated Statements of Operations for the three and nine month periods ended September 30, 2004 and 2003 show Delta's net loss as reported under Generally Accepted Accounting Principles in the United States
(GAAP), as well as net loss excluding the items described above. Delta believes this information is helpful to investors to evaluate recurring operational performance because (1) the asset impairment and the pilot settlement charges are not representative of current period operations; (2) the extinguishment of debt in 2003 is not representative of core operations; and (3) the SFAS 133 charge in 2003 reflects volatility in earnings driven by changes in the market which are beyond the company's control (Delta no longer excludes SFAS 133 charges due to the reduction in our fuel hedge portfolio and other investments). For further information, please see Note 1 to the attached Consolidated Statements of Operations.

OTHER MATTERS

        Attached to this earnings release are Delta's Consolidated Statements of Operations for the three and nine months ended Sept. 30, 2004, and 2003; a statistical summary for those periods; selected balance sheet data as of Sept. 30, 2004, and Dec. 31, 2003; and a reconciliation of certain GAAP to non-GAAP financial measures.

SEPTEMBER 2004 QUARTER TRAFFIC, CAPACITY, LOAD FACTOR, YIELD AND PASSENGER UNIT REVENUE VS. SEPTEMBER 2003 QUARTER

TABLE 1                                                         Year-Over-Year Change
-------
                                 North America            Atlantic             Latin America            Pacific
                                 -------------            --------             -------------            -------
Traffic                               8.7%                  17.8%                  16.6%                 14.2%

Capacity                              7.2%                  17.1%                  16.9%                 10.9%

Load Factor                           1.1 pts.               0.5 pts.              (0.2) pts.             2.5 pts.

Yield                                (5.9%)                  1.4%                  (5.0%)                 2.1%

Passenger Unit Revenue               (4.6%)                  2.0%                  (5.2%)                 5.2%



ENDNOTES

1 Note 1 to the attached Consolidated Statements of Operations shows a reconciliation of Delta's net loss reported under accounting principles generally accepted in the United States (GAAP) to the net loss excluding non-cash charges or unusual items, as well as reconciliations of other financial measures including and excluding non-cash charges or unusual items.

2 "Fuel price neutralized unit costs" means the amount of operating cost incurred per available seat mile during a reporting period, adjusting the average fuel price per gallon for that period to equal the average fuel price per gallon for the corresponding period in the prior year.

3 Delta believes discussion of fuel price neutralized unit costs assists investors in understanding the impact of changes in fuel costs on our operations.

4  SFAS 144, "Accounting for the Impairment of Long-Lived Assets"

5 SFAS 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits"

STATEMENTS IN THIS NEWS RELEASE THAT ARE NOT HISTORICAL FACTS, INCLUDING STATEMENTS REGARDING DELTA'S ESTIMATES, BELIEFS, EXPECTATIONS, INTENTIONS, STRATEGIES OR PROJECTIONS, MAY BE "FORWARD-LOOKING STATEMENTS" AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL FORWARD-LOOKING STATEMENTS INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE ESTIMATES, BELIEFS, EXPECTATIONS, INTENTIONS, STRATEGIES AND PROJECTIONS REFLECTED IN OR SUGGESTED BY THE FORWARD-LOOKING STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, OUR ABILITY TO REDUCE OPERATING EXPENSES, OUR ABILITY TO OBTAIN NECESSARY FINANCING OR DEBT PAYMENT DEFERRALS TO MEET OUR LIQUIDITY NEEDS, OUR PENSION PLAN FUNDING OBLIGATIONS, PILOT EARLY RETIREMENTS, THE COST OF AIRCRAFT FUEL, THE EFFECT OF CREDIT RATINGS DOWNGRADES, INTERRUPTIONS OR DISRUPTIONS IN SERVICE AT ONE OF OUR HUB AIRPORTS, OUR INCREASING DEPENDENCE ON TECHNOLOGY IN OUR OPERATIONS, THE OUTCOME OF NEGOTIATIONS ON COLLECTIVE BARGAINING AGREEMENTS AND OTHER LABOR ISSUES, THE EFFECTS OF TERRORIST ATTACKS, RESTRUCTURINGS BY COMPETITORS, AND COMPETITIVE CONDITIONS IN THE AIRLINE INDUSTRY. ADDITIONAL INFORMATION CONCERNING RISKS AND UNCERTAINTIES THAT COULD CAUSE DIFFERENCES BETWEEN ACTUAL RESULTS AND FORWARD-LOOKING STATEMENTS IS CONTAINED IN DELTA'S SECURITIES AND EXCHANGE COMMISSION FILINGS, INCLUDING ITS FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2004, FILED WITH THE COMMISSION ON AUGUST 9, 2004 AND ITS FORM 8-K FILED WITH THE COMMISSION ON OCTOBER 15, 2004. CAUTION SHOULD BE TAKEN NOT TO PLACE UNDUE RELIANCE ON DELTA'S FORWARD-LOOKING STATEMENTS, WHICH REPRESENT DELTA'S VIEWS ONLY AS OF OCTOBER 20, 2004, AND WHICH DELTA HAS NO CURRENT INTENTION TO UPDATE.

                              DELTA AIR LINES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (unaudited; in millions, except per share data)

                                                      Three Months Ended
                                                         September 30,
                                                                               Percent
                                                      2004         2003         Change

Operating Revenues:
 Passenger:
  Mainline                                          $ 2,814      $ 2,699          4.3%
  Regional affiliates                                   750          694          8.1%
 Cargo                                                  117          114          2.6%
 Other, net                                             190          150         26.7%
  Total operating revenues                            3,871        3,657          5.9%
Operating Expenses:
 Salaries and related costs                           1,616        1,564          3.3%
 Aircraft fuel                                          786          482         63.1%
 Depreciation and
  amortization                                          311          305          2.0%
 Contracted services                                    249          208         19.7%
 Contract carrier arrangements                          234          213          9.9%
 Landing fees and other rents                           220          214          2.8%
 Aircraft maintenance materials
  and outside repairs                                   197          162         21.6%
 Aircraft rent                                          181          182         -0.5%
 Other selling expenses                                 125          128         -2.3%
 Passenger commissions                                   60           52         15.4%
 Passenger service                                       97           86         12.8%
 Pension settlements, asset writedowns,
  and related items, net                                 54           (7)      -871.4%
 Other                                                  164          149         10.1%
  Total operating expenses                            4,294        3,738         14.9%
Operating Loss                                         (423)         (81)       422.2%
Other Income (Expense):
 Interest expense                                      (210)        (191)        -9.9%
 Interest income                                          6            9        -33.3%
 Gain from sale of investments                           --            1       -100.0%
 Gain on extinguishment of debt                          --           15       -100.0%
 Fair value adjustments of
  SFAS 133 derivatives                                  (26)          (1)     -2500.0%
 Miscellaneous income (expense), net                      1           (6)       116.7%
  Total other income (expense)                         (229)        (173)       -32.4%
Loss Before Income Taxes                               (652)        (254)      -156.7%
Income Tax Benefit                                        6           90        -93.3%

Net Loss                                               (646)        (164)      -293.9%
Preferred Stock Dividends                                (5)          (4)       -25.0%
Net Loss Available
 To Common Shareowners                              $  (651)      $ (168)      -287.5%
Basic and Diluted Loss Per Share                    $ (5.16)      $(1.36)      -279.4%

Net Loss Excluding Unusual Items
see Note 1                                          $  (592)      $ (172)      -244.2%

Basic and Diluted Loss Per Share
 Excluding Unusual Items - see Note 1               $ (4.73)      $(1.43)      -230.8%

Operating Margin                                     -10.9%        -2.2%         -8.7 pts.

                              DELTA AIR LINES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (unaudited; in millions, except per share data)

                                              Nine Months Ended
                                               September 30,
                                                                        Percent
                                             2004           2003         Change
Operating Revenues:
 Passenger:
  Mainline                                 $  8,269      $  7,774          6.4%
  Regional affiliates                         2,192         1,911         14.7%
 Cargo                                          364           342          6.4%
 Other, net                                     536           450         19.1%
  Total operating revenues                   11,361        10,477          8.4%
Operating Expenses:
 Salaries and related costs                   4,809         4,790          0.4%
 Aircraft fuel                                2,029         1,428         42.1%
 Depreciation and
  amortization                                  929           914          1.6%
 Contracted services                            739           659         12.1%
 Contract carrier arrangements                  708           572         23.8%
 Landing fees and other rents                   657           644          2.0%
 Aircraft maintenance materials
  and outside repairs                           518           465         11.4%
 Aircraft rent                                  544           544          0.0%
 Other selling expenses                         396           367          7.9%
 Passenger commissions                          165           157          5.1%
 Passenger service                              260           242          7.4%
 Pension settlements, asset writedowns
  and related items, net                        171            36        375.0%
 Appropriations Act reimbursements               --          (398)      -100.0%
 Other                                          488           477          2.3%
  Total operating expenses                   12,413        10,897         13.9%
Operating Loss                               (1,052)         (420)      -150.5%
Other Income (Expense):
 Interest expense                              (601)         (558)        -7.7%
 Interest income                                 27            26          3.8%
 Gain from sale of investments                   --           284       -100.0%
 Gain on extinguishment of debt                   1            --        100.0%
 Fair value adjustments of
  SFAS 133 derivatives                          (44)          (16)      -175.0%
 Miscellaneous income (expense), net            (10)            7       -242.9%
  Total other income (expense)                 (627)         (257)      -144.0%
Loss Before Income Taxes                     (1,679)         (677)      -148.0%
Income Tax (Provision) Benefit               (1,313)          231       -668.4%

Net Loss                                     (2,992)         (446)      -570.9%
Preferred Stock Dividends                       (14)          (12)       -16.7%
Net Loss Available
 To Common Shareowners                     $ (3,006)     $   (458)      -556.3%
Basic and Diluted Loss Per Share           $ (24.06)     $  (3.71)      -548.5%

Net Loss Excluding Unusual Items
 See Note 1                                $ (1,287)     $   (835)       -54.1%
Basic and Diluted Loss Per Share
 Excluding Unusual Items
 See Note 1                                $ (10.41)     $  (6.87)       -51.5%

Operating Margin                              -9.3%         -4.0%         -5.3 pts.

                              DELTA AIR LINES, INC.
                               STATISTICAL SUMMARY
                                   (unaudited)

                                         Three Months Ended
                                            September 30,
                                                                Percent
                                          2004        2003       Change
Consolidated:
Revenue Psgr Miles (millions)1           30,418      27,546       10.4%
Available Seat Miles (millions)1         39,167      35,923        9.0%
Passenger Mile Yield (cents)1             11.72       12.32       -4.9%
Operating Revenue Per
 Available Seat Mile (cents)1              9.88       10.18       -2.9%
Passenger Revenue Per
 Available Seat Mile (cents)1              9.10        9.45       -3.7%
Operating Cost per
 Available Seat Mile (cents)1             10.96       10.40        5.4%
Operating Cost per Available
 Seat Mile - Excluding (cents)1
 (Note 1)                                 10.83       10.40        4.1%
Fuel Price Neutralized
 Operating Cost per Available
 Seat Mile - Excluding (cents)1
 (Note 1)                                 10.14       10.40       -2.5%
Passenger Load Factor (percent)1          77.66%      76.68%       0.98 pts.
Breakeven Passenger Load
 Factor (percent)1                        86.88%      78.50%       8.38 pts.
Breakeven Passenger Load Factor1
 - Excluding (percent)(Note 1)            85.70%      78.50%       7.20 pts.
Passengers Enplaned (thousands)          28,247      27,059        4.4%
Fuel Gallons Consumed (millions)            654         609        7.4%
Average Price Per Fuel Gallon,
 net of hedging gains (cents)            120.27       79.15       52.0%
Number of Aircraft in Fleet,
 End of Period                              842         829        1.6%
Full-Time Equivalent Employees,
 End of Period                           69,700      70,100       -0.6%

Mainline:
Revenue Psgr Miles (millions)            26,438      24,088        9.8%
Available Seat Miles (millions)          33,576      30,901        8.7%
Operating Cost per
 Available Seat Mile (cents)              10.37        9.90        4.7%
Operating Cost per Available
 Seat Mile - Excluding (cents)(Note 1)    10.21        9.90        3.1%
Fuel Price Neutralized
 Operating Cost per Available
 Seat Mile - Excluding (cents)
 (Note 1)                                  9.53        9.90       -3.7%
Number of Aircraft in Fleet,
 End of Period                              542         551       -1.6%


(1) These statistics include our contract carrier arrangements with Independence Air, Chautauqua Airlines, Inc., and SkyWest Airlines, Inc., for the periods presented.

                              DELTA AIR LINES, INC.
                               STATISTICAL SUMMARY
                                   (unaudited)

                                         Nine Months Ended
                                            September 30,
                                                                Percent
                                          2004       2003        Change
Consolidated:
Revenue Psgr Miles (millions)1           85,201      76,111       11.9%
Available Seat Miles (millions)1        113,536     103,442        9.8%
Passenger Mile Yield (cents)1             12.28       12.73       -3.5%
Operating Revenue Per
 Available Seat Mile (cents)1             10.01       10.13       -1.2%
Passenger Revenue Per
 Available Seat Mile (cents)1              9.21        9.36       -1.6%
Operating Cost per
 Available Seat Mile (cents)1             10.93       10.53        3.8%
Operating Cost per Available
 Seat Mile - Excluding (cents)1
 (Note 1)                                 10.78       10.88       -0.9%
Fuel Price Neutralized
 Operating Cost per Available
 Seat Mile - Excluding (cents)1
 (Note 1)                                 10.35       10.88       -4.9%
Passenger Load Factor (percent)1          75.04%      73.58%       1.46 pts.
Breakeven Passenger Load
 Factor (percent)1                        82.59%      76.77%       5.82 pts.
Breakeven Passenger Load Factor
 - excluding (percent)(Note 1)1           81.36%      79.46%       1.90 pts.
Passengers Enplaned (thousands)          82,206      77,938        5.5%
Fuel Gallons Consumed (millions)          1,896       1,768        7.2%
Average Price Per Fuel Gallon,
 net of hedging gains (cents)            107.00       80.80       32.4%
Number of Aircraft in Fleet,
 End of Period                              842         829        1.6%
Full-Time Equivalent Employees,
 End of Period                           69,700      70,100       -0.6%

Mainline:
Revenue Psgr Miles (millions)            73,966      66,841       10.7%
Available Seat Miles (millions)          97,260      89,662        8.5%
Operating Cost per
 Available Seat Mile (cents)              10.36       10.07        2.9%
Operating Cost per Available
 Seat Mile - Excluding (cents)(Note 1)    10.18       10.38       -1.9%
Fuel Price Neutralized
 Operating Cost per Available
 Seat Mile - Excluding (cents)
 (Note 1)                                  9.75       10.38       -6.1%
Number of Aircraft in Fleet,
 End of Period                              542         551       -1.6%


(1) These statistics include our contract carrier arrangement with Independence Air, Chautauqua Airlines, Inc., and SkyWest Airlines, Inc., for the periods presented.

SELECTED BALANCE SHEET DATA:
                                        September 30,     December 31,
                                           2004             2003
                                        (unaudited)
(in millions)
Unrestricted cash and cash equivalents   $ 1,446          $ 2,710
Restricted cash, including noncurrent        323              236
Total assets                              23,526           25,939
Total debt and capital leases             12,766           12,559
Total shareowners' deficit                (3,577)            (659)


Note 1: The following tables show reconciliations of certain financial measures adjusted for the items shown below.

                                             Three Months Ended    Nine Months Ended
                                                September 30,         September 30,
                                               2004      2003       2004       2003
(in millions)
Net loss                                     $  (646)   $ (164)   $(2,992)    $ (446)
Items excluded (2003 items net of tax)
  Pension settlements                             14         -        131          -
  Aircraft impairment                             40         -         40          -
  Deferred income tax asset valuation
   allowance                                       -         -      1,534          -
  Pension benefits for workforce
   reductions                                      -         -          -         27
  Loss on extinguishment of ESOP Notes             -         -          -          9
  Gain on extinguishment of debt                   -        (9)         -         (9)
  Appropriations Act reimbursements                -         -          -       (251)
  Sale of Worldspan investment                     -         -          -       (176)
  Fair value adjustments of SFAS 133
   derivatives                                     -         1          -         11
Total items excluded
 (2003 items net of tax)                          54        (8)     1,705       (389)
Net loss - excluding                         $  (592)   $ (172)   $(1,287)    $ (835)


Basic and diluted loss per share             $ (5.16)   $(1.36)   $(24.06)    $(3.71)
Items excluded (2003 items net of tax):
 Pension settlements                            0.11         -       1.05          -
 Aircraft impairment                            0.32         -       0.32          -
 Deferred income tax asset valuation
  allowance                                        -         -      12.28          -
 Pension benefits for workforce
  reductions                                       -         -          -        0.22
 Loss on extinguishment of ESOP Note               -         -          -        0.07
 Gain on extinguishment of debt                    -     (0.08)         -       (0.08)
 Appropriations Act reimbursement                  -         -          -       (2.03)
 Sale of Worldspan investment                      -         -          -       (1.42)
 Fair value adjustments of SFAS 133
  derivatives                                      -      0.01          -        0.08
Total items excluded
 (2003 items net of tax)                        0.43     (0.07)      13.65      (3.16)
Basic and diluted loss per share
 - excluding                                 $ (4.73)   $(1.43)   $ (10.41)    $(6.87)

                                                 Three Months Ended               Nine Months Ended
                                                    September 30,                   September 30,
                                               2004             2003            2004               2003
 (in millions)
Operating expenses                           $ 4,294           $3,738         $ 12,413           $10,897
Items excluded:
 Pension settlements                             (14)              -              (131)               -
 Aircraft impairment                             (40)              -               (40)               -
 Appropriations Act reimbursements                 -               -                 -              398
 Pension benefits for workforce
  reductions                                       -               -                 -              (43)
Total items excluded                             (54)              -              (171)             355
Operating expenses - excluding                 4,240           3,738            12,242           11,252


Unit costs                                     10.96(cent)     10.40(cent)       10.93(cent)      10.53(cent)
Items excluded:
  Pension settlements                          (0.03)             -              (0.12)               -
 Aircraft impairment                           (0.10)             -              (0.03)               -
 Appropriations Act reimbursements                 -              -                  -             0.39
 Pension benefits for workforce
  reductions                                       -              -                  -            (0.04)
Total items excluded                           (0.13)             -              (0.15)            0.35
Unit costs - excluding                         10.83(cent)     10.40(cent)       10.78(cent)      10.88(cent)

Mainline unit costs                            10.37(cent)      9.90(cent)       10.36(cent)      10.07(cent)
Items excluded:
 Pension settlements                           (0.04)             -              (0.14)              -
 Aircraft impairment                           (0.12)             -              (0.04)              -
 Appropriations Act reimbursements                 -              -                  -            0.36
 Pension benefits for workforce
  reductions                                       -              -                  -           (0.05)
Total items excluded                           (0.16)             -              (0.18)           0.31
Unit costs - excluding                         10.21(cent)     9.90(cent)        10.18(cent)     10.38(cent)

Breakeven load factor                          86.88%         78.50%             82.59%          76.77%
Items excluded:
 Pension settlements                           (0.31)             -              (0.94)              -
 Aircraft impairment                           (0.87)             -              (0.29)              -
 Appropriations Act reimbursements                 -              -                  -            3.02
 Pension benefits for workforce
  reductions                                       -              -                  -           (0.33)
Total items excluded                           (1.18)             -              (1.23)           2.69
Breakeven load factor - excluding              85.70%         78.50%             81.36%          79.46%

                                            Three Months Ended   Nine Months Ended
Fuel price neutralized unit costs               September 30,       September 30,
(in millions, except where noted)                    2004                2004

Operating expenses - excluding                   $   4,240          $  12,242
Less fuel expense                                     (786)            (2,029)
Plus current year fuel gallons
 x prior year fuel price(1)(2)                         518              1,532
Fuel price neutralized operating expenses
 - excluding                                         3,972             11,745
ASMs                                                39,167            113,536
Fuel price neutralized unit costs
 - excluding (cents)                                 10.14              10.35
vs. September 2003 quarter unit costs
 - excluding (cents)                                 10.40              10.88
Change                                                (2.5%)             (4.9%)

Mainline fuel price neutralized unit cost
(in millions, except where noted)
Operating expenses                               $   3,481          $  10,072
Items excluded:
 Pension settlements                                   (14)              (131)
 Aircraft impairment                                   (40)               (40)
Operating expenses - excluding                       3,427              9,901
Less fuel expense                                     (648)            (1,673)
Plus current year fuel gallons
X prior year fuel price (3)(4)                         422              1,251
Fuel price neutralized operating expenses
 - excluding                                         3,201              9,479
ASMs                                                33,575             97,260
Fuel price neutralized unit costs
 - excluding (cents)                                  9.53               9.75
vs. September 2003 quarter unit costs
 - excluding (cents)                                  9.90              10.38
Change                                               (3.7%)             (6.1%)


                                          Three Months Ended
                                             September 30,
Capital Expenditures                             2004
(in millions)
Cash used by investing activities - GAAP
  Aircraft (including advanced deposits)       $  (7)
  Aircraft modifications and parts               (59)
 Flight equipment additions                      (66)
 Ground property and equipment additions         (89)
Add:
 Aircraft seller financing                       147
Less:
 Boston airport terminal project expenditures     31
Capital Expenditures                           $(271)


(1) 654 million gallons x 79.15 cents/gallon for the three months ended September 30, 2004.

(2) 1.9 billion gallons x 80.80 cents/gallon for the nine months ended September 30, 2004.

(3) 550 million gallon x 76.76 cents/gallons for the three months ended September 30, 2004.

(4) 1.6 billion gallons x 78.28 cents/gallons for the nine month ended September 30, 2004.




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